EXHIBIT 21

SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION

Bank of Waukegan

1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Incorporation - Illinois

A Wholly-Owned Subsidiary of

Northern States Financial Corporation

Northern States Community Development Corporation

1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Incorporation - Illinois

A Wholly-Owned Subsidiary of

Bank of Waukegan

First State Bank of Round Lake

1777 N. Cedar Lake Road
Round Lake Beach, Illinois 60073

State of Incorporation - Illinois

A Wholly-Owned Subsidiary of

Northern States Financial Corporation